EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13G with respect to the Shares of BARK, INC. dated as of December 31, 2022 is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the previsions of Rule13d-1(k) under the Securities Exchange Act of 1934, as amended.

Date: October 19, 2023	magnetar financial llc

By: Magnetar Capital Partners LP, its Sole Member

By:	/s/ Michael Turro
Name: Michael Turro
Title: Attorney-in-fact for David J. Snyderman, Manager of Supernova Management LLC

Date: October 19, 2023	magnetar capital partners LP

By: Supernova Management LLC, its General Partner

By:	/s/ Michael Turro
Name:	Michael Turro
Title: Attorney-in-fact for David J. Snyderman, Manager of Supernova Management LLC

Date: October 19, 2023	supernova management llc

By:	/s/ Michael Turro
Name:	Michael Turro
Title: Attorney-in-fact for David J. Snyderman, Manager

Date: October 19, 2023	DAVID J. SNYDERMAN

By:	/s/ Michael Turro
Name:	Michael Turro
Title: Attorney-in-fact for David J. Snyderman